EXHIBIT 23.1

                       Consent of Independent Accountants'




The Board of Directors and Shareholders
Base Ten Systems, Inc.
Trenton, New Jersey 08619

         We consent to the incorporation by reference in the Registration Statements of Base Ten Systems, Inc. and Subsidiaries on Form S-8 (Registration Nos. 33-89712, 33-60454, 33-55752, 333-00721, 333-21925, 333-59881, 333-59883,
333-59885 and Amendment No. 1 to Registration Statement No. 2-84451), and in the Registration Statements of Base Ten Systems, Inc. and Subsidiaries on Form S-3 (Registration Nos. 33-89710, 333-00719, 333-06317, 333-21923, 333-31335,
333-34159,  333-46095 and 333-70535),  of our report dated April 12, 1999 on our audits of the consolidated financial statements of Base Ten Systems, Inc. and its Subsidiaries as of December 31, 1998 and 1997, and for the year ended December 31, 1998 and the two-months ended December 31, 1997, which report is included in this Amendment No. 1 to the Annual Report on Form 10-K/A-1.


PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
April 28, 1999